CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-214403 on Form N-6 of our report dated May 19, 2017 relating to the statutory-basis financial statements of Allstate Assurance Company (the “Company”) (which report expresses an unqualified opinion on such statutory-basis financial statements and includes an explanatory paragraph that indicates that such statutory-basis financial statements were prepared in accordance with accounting practices prescribed or permitted by the Illinois Department of Insurance, which differ from and are not in accordance with accounting principles generally accepted in the United States of America, and expresses an opinion that the statutory-basis financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America), appearing in the Statement of Additional Information, which is part of the Registration Statement, and to the reference to us under the heading “Experts” in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
Chicago, Illinois
July 14, 2017